Independent Auditors' Consent


The board and shareholders
IDS Utilities Income Fund, Inc.:



We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



KPMG Peat Marwick LLP

Minneapolis, Minnesota
August 28, 1997